Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Appian Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 23, 2018, relating to the consolidated financial statements, of Appian Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO USA, LLP

McLean, Virginia

August 20, 2018